Exhibit 4.2


                                                        State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                  Delivered 12:19 PM 07/18/2005
                                                    Filed 12:19 PM 07/18/2005
                                                  SRV 0505 90471 -- 4001319 FILE

                           CERTIFICATE OF FORMATION

                                      OF

                       PSE&G TRANSITION FUNDING II LLC


        This Certificate of Formation of PSE&G Transition Funding II LLC (the "LLC"), dated as of July 18, 2005, is being duly executed and filed by James
T. Foran, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. ss.18-101, et seq.).

        FIRST. The name of the limited liability company formed hereby is PSE&G Transition Funding II LLC.

        SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

        THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                        /s/ James T. Foran
                                        --------------------------------------
                                        Name:  James T. Foran
                                        Authorized Person